NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box[182021]
Columbus, OH[43218-2021]
[1-800-321-6064]

[*Nationwide Income Architect*SM *Annuity*]
Application for
Individual Flexible Purchase Payment
Variable Deferred Annuity
Minimum Initial Purchase Payment of $25,000

1. Contract Information

1a. Contract Type *Must specify by checking a box.*

- ☒ Non-Qualified
- ☐ 401(k)*
- ☐ SIMPLE IRA*
- ☐ SEP IRA*
- ☐ Roth IRA – Tax Year:
- ☐ CRT* (Charitable Remainder Trust) ***Not available in NJ.***
- ☐ IRA – Tax Year:
- ☐ 401(a)* (Investment Only)

** Additional forms required. Please see the New Business enrollment packet.*

1b. Purchase Payment

Approximate Amount: $ 25,000 **($25,000 initial minimum.)**

Payment Submitted Via:
- ☒ Check
- ☐ Wire
- ☐ 1035(a) Exchange
- ☐ Transfer/Rollover

If you are sending a check or wire to fund this contract, transfer forms are not required. If the transfer of funds is to be initiated by Nationwide, additional forms are required. Please see the New Business enrollment packet.

1c. When do you anticipate beginning Guaranteed Lifetime withdrawals?

- ☐ Immediately *(Additional forms required. Please see the New Business enrollment packet.)*
- ☐ In ____ years *(Additional forms required to begin taking withdrawals.)*
- ☒ Not Sure

2. Parties to the Contract *Please print.*

2a. Contract Owner

First Name: John MI: Q Last Name: Doe

Employer/Trust Name (if applicable):
(Additional forms required. Please see the New Business enrollment packet.)

Date of Birth: 01/01/1956 Sex: ☒ M ☐ F Soc. Sec. No. or Tax ID: 1 2 3 4 5 6 7 8 9

Street: 123 Anystreet

City: Anycity State: Anystate ZIP: 12345

2b. Joint/Contingent Owner

Check **one** box only:
- ☒ Joint Owner *(Limited to spouses, except in HI and NJ.)*
- ☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987 – 65 – 4321

Address: ☒ Same address as owner Street:

City: State: ZIP:

2c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

2d. Contingent Annuitant *(Must be age 85 or younger.)*

STOP *If you elect the Spousal Continuation Option in Section 3, your spouse's information must be provided.*

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987 – 65 – 4321

Address: ☒ Same address as owner Street:

City: State: ZIP:

3. Spousal Continuation Option

STOP ***Please select one Option.*** *If an Option is not elected, Nationwide will default to NOT electing this Option. If this Option is elected, please provide your spouse's information in Section 2d.*

☒ I elect this option

By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Spouse must be age 85 or younger.) Please note that the ability to begin guaranteed lifetime withdrawals is based on the age of the younger spouse.

☐ I DO NOT elect this option *(This option can NOT be added at a later date.)*

4. Beneficiaries *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.*

Check one:	First Name: John	MI: Q	Last Name: Doe
☒ Primary	Relationship to Annuitant: Self		Allocation (whole % only): 100 %
☐ Contingent	Social Security Number: 123 - 45 - 6789		Date of Birth: 01/01/1956

Check one:	First Name: Jane	MI: M	Last Name: Doe
☒ Primary	Relationship to Annuitant: Wife		Allocation (whole % only): 100 %
☐ Contingent	Social Security Number: 987 - 65 - 4321		Date of Birth: 12/01/1961

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

Check one:	First Name:	MI:	Last Name:
☐ Primary	Relationship to Annuitant:		Allocation (whole % only): %
☐ Contingent	Social Security Number: - -		Date of Birth:

If more than eight Beneficiaries, list additional names on Beneficiary Options form in New Business enrollment packet.

5. Investment Options

Consult your prospectus for reference to share class.

Choose one or more funds from Box A or one Option from Box B.

A *Whole percentages only. Must add up to 100%.*

%	Fund
%	Nationwide NVIT Investor Dest. Moderately Conservative Fund
100 %	Nationwide NVIT Investor Dest. Moderate Fund
%	Nationwide NVIT Investor Dest. Moderately Aggressive Fund
= 100%	

or

B *Elect **one** option only. **100%** of the variable money in the contract will be allocated to option elected.*

- ☐ Balanced Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% Nationwide NVIT Investor Dest. Moderate Fund and 50% Nationwide NVIT Investor Dest. Moderately Aggressive Fund)

6. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

7. State Disclosures

Notice to FL, MN, ND, SC, SD, and TX Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to NJ Residents Only: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

8. Contract Owner Signatures and Authorizations

☐ Yes ☒ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☒ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $2 million in premium without permission from Nationwide, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X John Q. Doe

Joint Contract Owner Signature (if any): X Jane M. Doe

State In Which Application Was Signed: Anystate Date: November 20, 2007

Contract Owner's Daytime Phone Number: (222) 222-2222

Contract Owner's E-Mail Address: jdoe@abccompany.com

9. Registered Representative* Information

9a. Primary Registered Representative* Information *(Please print.)*

☐ Yes ☒ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☒ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: Thomas MI: A. Last Name: Moore

Phone: (555) 555-5555 Percentage 100 %

E-Mail: tmoore@abcbrokerage.com

Broker/Dealer Name: ABC Brokerage

SSN #: 321 – 45 – 6789 (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Thomas A Moore

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*

9b. Additional Registered Representative* Information *(Please print.)*

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-Mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*

Affix Registered Representative label here if applicable.